Exhibit 99.1

deCODE Receives Nasdaq Deficiency Notice Relating to Market Value

Reykjavik, ICELAND, October 6, 2008 – deCODE genetics (Nasdaq:DCGN) today announced that on September 30, 2008 it received a notice from the Nasdaq Stock Market stating that for 10 consecutive trading days the market value of deCODE’s common stock had been below $50 million, the minimum level required for continued listing on The Nasdaq Global Market as set forth in Nasdaq Marketplace Rule 4450(b)(1)(A). The notice further stated that deCODE also does not comply with an alternative test set forth in Nasdaq Marketplace Rule 4450(b)(1)(B), which requires total assets and total revenue of $50 million each for the most recently completed fiscal year or two of the last three most recently completed fiscal years.

In accordance with Nasdaq Marketplace Rule 4450(e)(4), deCODE will be provided a period of 30 calendar days, or until October 30, 2008, to regain compliance. If at any time before October 30, 2008, the market value of deCODE’s common stock is $50 million or more for a minimum of 10 consecutive business days, the Nasdaq staff will determine if deCODE complies with Marketplace Rule 4450(b)(1)(A).

If deCODE has not regained compliance by October 30, 2008, the Nasdaq staff will issue a letter notifying deCODE that its common stock will be delisted from The Nasdaq Global Market. At that time, deCODE may appeal the determination to a Nasdaq Listing Qualifications Panel.  If deCODE cannot meet the requirements for continued listing on The Nasdaq Global Market, it will consider whether to apply to transfer its common stock to The Nasdaq Capital Market.

About deCODE

deCODE is a biopharmaceutical company applying its discoveries in human genetics to the development of diagnostics and drugs for common diseases. deCODE is a global leader in gene discovery — our population approach and resources have enabled us to isolate key genes contributing to major public health challenges from cardiovascular disease to cancer, genes that are providing us with drug targets rooted in the basic biology of disease. Through its CLIA-registered laboratory, deCODE is offering a growing range of DNA-based tests for gauging risk and empowering prevention of common diseases, including deCODE T2™ for type 2 diabetes; deCODE AF™ for atrial fibrillation and stroke; deCODE MI™ for heart attack; deCODE ProCa™ for prostate cancer; deCODE Glaucoma™ for a major type of glaucoma. deCODE is delivering on the promise of the new genetics.SM Visit us on the web at www.decode.com; on our diagnostics site at www.decodediagnostics.com; for our pioneering personal genome analysis service, integrating the genetic variants included in these tests and those linked to more than twenty other common diseases, at www.decodeme.com; and on our blog at www.decodeyou.com.

Any statements contained in this presentation that relate to future plans, events or performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results, and the timing of events, to differ materially from those described in the forward-looking statements.  These risks and uncertainties include, among others, those relating to our ability to obtain financing and to form collaborative relationships, the effect of a potential delisting of our common stock from The Nasdaq Global Market, uncertainty regarding potential future deterioration in the market for auction rate securities which could result in additional permanent impairment charges, our ability to develop and market diagnostic products, the level of third party reimbursement for our products, risks related to preclinical and clinical development of pharmaceutical products, including the identification of compounds and the completion of clinical trials, the effect of government regulation and the regulatory approval processes, market acceptance, our ability to obtain and protect intellectual property rights for our products, dependence on collaborative relationships, the effect of competitive products, industry trends and other risks identified in deCODE’s filings with the Securities and Exchange Commission, including, without limitation, the risk factors identified in our most recent Annual Report on Form 10-K and any updates to those risk factors filed from time to time in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.  deCODE undertakes no obligation to update or alter these forward-looking statements as a result of new information, future events or otherwise.